SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):
August 17, 2009 (August 17, 2009)

General Environmental Management, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Nevada (State of Other Jurisdiction of Incorporation)	33-55254-38 (Commission File Number)	87-0485313 (IRS Employer Identification No.)

3191 Temple Avenue, Suite 250 Pomona, California
(Address of Principal Executive Offices)

91768
(Zip Code)

(909) 444-9500
(Registrant's Telephone Number, Including Zip Code)

n/a
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]   Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13c-4(c)

Item 1.01  Entry into a Material Definitive Agreement

On August 17, 2009, the Registrant entered into a Stock Purchase Agreement  ("Agreement") with MTS Acquisition Company ("MTS"), a privately held company, pursuant to which the Registrant sold all of the issued and outstanding common stock of GEM Mobile Treatment Services, Inc. (“GEM MTS”), GEM MTS is a provider of mobile wastewater treatment and vapor recovery services with locations in California and Texas.

GEM MTS was purchased  by MTS, a corporation owned by two former senior executives of the Registrant.  Consideration for the sale was in the form of a promissory note in the aggregate amount of $5.6 million, the assumption by MTS of approximately $1.0 million of accounts payable and possible future royalties.  The consideration was immediately assigned by Registrant to CVC California, LLC, ("CVC") GEM's senior secured lender.  As the notes are paid to CVC, GEM's indebtedness to CVC will be reduced. Total reduction in indebtedness to CVC could amount to more than $7 million.

The promissory note for $5,600,000 bears interest at 8%.  On the first day of each calendar month commencing September 1, 2009 through and including August 1, 2010, accrued interest on the outstanding principal is due and payable.  Thereafter, principal and interest under this Note is payable in thirty-six (36) consecutive equal monthly installments of principal and interest of $174,321.50 each, with the first installment due and payable on September 1, 2010, and with subsequent installments due and payable on the first day of each calendar month thereafter through and including August 1, 2013.

All or any portion of the unpaid principal balance of this note, together with all accrued and unpaid interest on the principal amount being prepaid, may at the MTS’s option be prepaid in whole or in part, without premium or penalty.

The Registrant also entered into a revolving credit agreement with MTS which is collateralized by accounts receivable.  The revolving credit note has a maximum value of $700,000 and bears interest at the greater of (a) the Prime Rate as in effect from time to time plus two (2%) percent, or (b) ten (10%) percent.

Concurrent with the closing of the sale of GEM MTS, the Registrant assigned with full recourse and full representation and warranty of title and ownership the promissory note, the revolving credit agreement and the revolving credit note to CVC California, LLC, the Registrant’s senior lender.

The Registrant also entered into a subordinated collateral agreement with GEM MTS in order to secure potential obligations related to indemnification payments it may hereafter become obligated to make to MTS in accordance with the Agreement.

Item 2.01  Completion of Acquisition or Disposition of Assets

See Item 1.01

Item 9.01  Financial Statements and Exhibits

Attached to this report is the Stock Purchase Agreement, Collat, etc the press release issued by the registrant announcing the completion of the acquisition.

Exhibit No.	Description
10.32	Stock Purchase Agreement Dated August 17, 2009

10.33	Purchase Money Note Dated August 17, 2009

10.34	Revolving Credit Agreement Dated August 17, 2009

10.35	Revolving Credit Note Dated August 17, 2009

10.36	Subordinated Collateral Agreement Dated August 17, 2009

10.37	Assignment and Assumption of Loan Documents Dated August 17, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

General Environmental Management, Inc

/s/ Timothy Koziol
Timothy Koziol, Chief Executive Officer Date: August 21, 2009